UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2020

Mesa Air Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38626	85-0302351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

410 North 44th Street, Suite 700
Phoenix, Arizona 85008
(Address of principal executive offices, and zip code)

(602) 685-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01.  Entry into a Material Definitive Agreement.

Amendment to Code Share and Revenue Sharing Agreement with American Airlines, Inc.

On June 11, 2020, Mesa Air Group, Inc.’s (the “Company”) wholly owned subsidiary, Mesa Airlines, Inc. (“Mesa Airlines”), entered into the Twenty-First Amendment to Code Share and Revenue Sharing Agreement (the “21st Amendment”) with American Airlines, Inc. (“American”), to be effective April 1, 2020, which sets forth certain proposed amendments to the Code Share and Revenue Sharing Agreement, dated effective as of February 1, 2001 (as thereafter amended, the “American CPA”) between Mesa Airlines and American. The amendments to the American CPA include the following:

•

The permanent withdrawal of two (2) aircraft from the American CPA, effective June 15, 2020, with such aircraft included in the tranche of aircraft American has the right to ratably remove commencing January 1, 2021, as previously disclosed in the Company’s filings with the Securities and Exchange Commission, in exchange for American paying the full cost of the aircraft for the same period.

•

The addition of utilization-based credits, entitling American to payment credits for the period April 1, 2020 – September 30, 2020, based upon the achievement of agreed upon aircraft utilization thresholds, subject to Mesa’s receipt of previously approved funds under the CARES Act.

The foregoing description of the 21st Amendment and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the 21st Amendment, which we expect to file as an exhibit to our Quarterly Report for the fiscal quarter ending June 30, 2020, subject to any applicable request for confidential treatment with respect to certain portions of such document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2020	MESA AIR GROUP, INC.

	By:	/s/ Brian S. Gillman
	Name:	Brian S. Gillman
	Title:	Executive Vice President and General Counsel